InspireMD Appoints Thomas Kester to Board of Directors

BOSTON, MA – September 7, 2016 – InspireMD, Inc. (NYSE MKT: NSPR, NSPR.WS) (“InspireMD” or the “Company”), a leader in embolic prevention systems (EPS), neurovascular devices and thrombus management technologies, today announced the appointment of Thomas Kester to the Company’s Board of Directors and Chairman of the Company’s Audit Committee. Mr. Kester brings over 40 years of public accounting experience as well as Board member experience with publicly traded companies.

“Tom has extensive audit and Director experience and we are pleased to welcome him to the InspireMD Board,” said James Barry, PhD, Chief Executive Officer of InspireMD. “His expertise and insight will be assets for our company as we expand our commercial opportunities for CGuard™ EPS and MGuard Prime™ EPS and advance additional development programs that have the potential to transform the treatment and outcomes for patients with neurovascular and cardiovascular diseases.”

Mr. Kester’s experience includes 28 years at KPMG LLP, a leading global accounting firm, including 18 years as an audit partner. In this capacity a few of his major clients included BMW Manufacturing Corp, Fuji Photo Film, Kemet Electronics, Cryovac, a division of Sealed Air Corp and Bowater, Inc. He also has more than a decade of Board experience with several public and not-for-profit organizations, including over six years with Orthofix International, a global medical device company, where he was Chairman of the Compensation Committee and a member of the Audit Committee. He is currently the Chief Financial Officer of Kester Search Group, Inc, a private executive search firm specializing in sales force placement for medical, dental and diagnostic device companies. He holds a BS in Mechanical Engineering from Cornell University and an MBA from Harvard University.

“InspireMD has a truly innovative technology that has broad potential to improve human health and patient outcomes, and I am excited for the opportunity to join the Company’s Board of Directors,” said Mr. Kester. “I believe that InspireMD is positioned for growth and I look forward to working with the management team and the other Board members to realize the potential of the Company’s products, pipeline, and technology.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR and certain warrants are quoted on the NYSE MKT under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Lazar Partners

David Carey

Investor Relations

(212) 867-1768

dcarey@lazarpartners.com